Exhibit 99




INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of CERBCO, Inc.
Landover, Maryland

We have audited the consolidated financial statements of CERBCO, Inc. and subsidiaries as of June 30, 2003 and for the two years then ended, and have issued our report thereon dated August 21, 2003; such financial statements and report are included in this Annual Report on Form 10-KSB. Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating schedules as of, and for the year ended June 30, 2003 are presented for the purpose of additional analysis of the basic consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the basic consolidated financial statements. These schedules are the responsibility of the Company's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 2003 consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.



/s/ Aronson & Company

ARONSON & COMPANY
Rockville, Maryland
August 21, 2003

                                                                     Exhibit 99


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                            YEAR ENDED JUNE 30, 2003

                                                    CERBCO, Inc.                            CERBCO, Inc.         INEI,
                                                    Consolidated          Eliminations     Unconsolidated     Corporation
                                                  ------------------     ---------------  ----------------- -----------------
Sales                                               $            0   (A)   $ (8,880,602)     $         0       $ 8,880,602
                                                  ------------------     ---------------  ----------------- -----------------
Costs and Expenses:
  Cost of sales                                                  0   (A)     (9,597,328)               0         9,597,328
  Selling, general and administrative expenses             923,685   (A)     (2,308,671)         923,685         2,308,671
                                                  ------------------     ---------------  ----------------- -----------------
    Total Costs and Expenses                               923,685          (11,905,999)         923,685        11,905,999
                                                  ------------------     ---------------  ----------------- -----------------
Operating Loss                                            (923,685)           3,025,397         (923,685)       (3,025,397)

Investment Income                                          400,442   (A)         (1,562)         400,442             1,562
Interest Expense                                                 0   (A)        127,571                0          (127,571)
Other Income                                                66,375   (A)       (539,427)          66,375           539,427
                                                  ------------------     ---------------  ----------------- -----------------

Loss Before Income Taxes                                  (456,868)           2,611,979         (456,868)       (2,611,979)

Provision for (Credit) Income Taxes                        105,000              895,000          105,000          (895,000)
                                                  ------------------     ---------------  ----------------- -----------------
Loss from Continuing Operations
    Before Goodwill Impairment                            (561,868)           1,716,979         (561,868)       (1,716,979)

Loss from Goodwill Impairment                           (1,485,660)                   0       (1,485,660)                0
                                                  ------------------     ---------------  ----------------- -----------------

Loss from Continuing Operations                         (2,047,528)           1,716,979       (2,047,528)       (1,716,979)

Loss from Discontinued Operations - Net                   (674,278) (A)        (674,278)               0                 0
                                                  ------------------     ---------------  ----------------- -----------------

     NET LOSS                                          $(2,721,806) (C)    $  1,042,701      $(2,047,528)      $(1,716,979)
                                                  ==================     ===============  ================= =================

                                                                     Exhibit 99
                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                  JUNE 30, 2003



                                                              CERBCO, Inc.                           CERBCO, Inc.       INEI
                                                              Consolidated          Eliminations    Unconsolidated   Corporation
                                                             --------------        --------------   --------------  --------------
                           ASSETS
Current Assets:
  Cash and cash equivalents                                    $ 5,004,444           $        0      $ 4,592,155     $  412,289
                                                                                              0
  Marketable securities                                          9,499,207                    0        9,499,207              0
  Accounts receivable - net                                      2,874,088                    0           36,971      2,837,117
  Inventories                                                      671,010                    0                0        671,010
  Prepaid and refundable taxes                                      99,654                    0           79,978         19,676
  Prepaid expenses and other                                       126,829                    0           63,819         63,010
                                                             --------------        --------------   --------------  --------------
                                        TOTAL CURRENT ASSETS    18,275,232                    0       14,272,130      4,003,102

Investment in and Advances to Subsidiary:
  Investment in subsidiaries                                             0   (B)     (2,378,074)       2,378,074              0
  Intercompany receivables and payables                                  0                    0        3,026,215     (3,026,215)

Property, Plant and Equipment - net of
  accumulated depreciation                                       6,030,646                    0            6,367      6,024,279

Other Assets:
  Deferred income taxes - net                                      895,000                    0                0        895,000
  Cash surrender value of life insurance                         2,023,584                    0        1,734,115        289,469
  Deposits and other                                                44,489                    0           44,489              0
                                                             --------------        --------------   --------------  --------------
                                                TOTAL ASSETS   $27,268,951           $(2,378,074)     $21,461,390    $ 8,185,635
                                                             ==============        ==============   ==============  ==============

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                     $ 2,078,586           $         0      $   232,933    $ 1,845,653
                                                                                               0
  Income taxes payable                                              10,000                     0                0         10,000
                                                             --------------        --------------   --------------  --------------
                                   TOTAL CURRENT LIABILITIES     2,088,586                     0          232,933      1,855,653

  Accrued SERP liability                                         2,219,703                     0        1,945,242        274,461
                                                             --------------        --------------   --------------  --------------
                                           TOTAL LIABILITIES     4,308,289                     0        2,178,175      2,130,114
                                                             --------------        --------------   --------------  --------------

Non-Owned Interests                                              3,677,447 (A)(B)      3,677,447                0              0
                                                             --------------        --------------   --------------  --------------

Stockholders' Equity:
  Common stock                                                     119,053              (175,486)         119,054        175,486
  Class B stock                                                     29,242               (11,904)          29,241         11,904
  Additional paid-in capital                                     7,527,278            (4,000,424)       7,527,278      4,000,424
  Retained earnings                                             11,607,642            (3,057,320)      11,607,642      3,057,320
  Treasury stock                                                         0             1,189,613                0     (1,189,613)
                                                             --------------        --------------   --------------  --------------
                                  TOTAL STOCKHOLDERS' EQUITY    19,283,215            (6,055,521)      19,283,215      6,055,521
                                                             --------------        --------------   --------------  --------------
                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $27,268,951          $ (2,378,074)     $21,461,390    $ 8,185,635
                                                             ==============        ==============   ==============  ==============

                                                                    Exhibit 99


                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                  JUNE 30, 2003




                                (A)
Sales                                                                $8,880,602
Investment income                                                         1,562
Other income                                                            539,427
Credit for income taxes                                                 895,000
Loss from discontinued operations - net                                 674,278
Non-owned interests                                                   1,042,701
     Cost of sales                                                                  $9,597,328
     Selling, general and administrative expenses                                    2,308,671
     Interest expense                                                                  127,571

To eliminate the discontinued operations of Insituform East for the fiscal year ended June 30, 2003.

                                (B)
Common stock                                                         $  175,486
Class B stock                                                            11,904
Additional paid-in capital                                            4,000,424
Retained earnings                                                     4,100,021
  Treasury stock                                                                    $1,189,613
  Non-owned interests                                                                4,720,148
  Investment in subsidiary                                                           2,378,074
To eliminate investment in Insituform East at June 30, 2003.

                                (C)
Current year loss adjustments                                        $1,042,701
  Retained earnings                                                                 $1,042,701
To close out impact of eliminating entries on statement of operations for 2003.